Filed Pursuant to Rule 424(b)(7)
Registration No. 333-276049

PROSPECTUS SUPPLEMENT

(To Prospectus dated December 14, 2023)

666,147 Shares

Coca-Cola Consolidated, Inc.

Common Stock

This prospectus supplement relates to the offer and sale, from time to time, of up to an aggregate of 666,147 shares of our Common Stock, par value $1.00 per share, by the selling stockholders identified in this prospectus supplement. The shares of Common Stock covered by this prospectus supplement represent shares issued to the selling stockholders upon the conversion on March 17, 2022 of an aggregate of 1,227,546 shares of our Class B Common Stock on a one share for one share basis into shares of our Common Stock.

The registration of the shares of Common Stock covered by this prospectus supplement does not necessarily mean that the selling stockholders will offer or sell any of such shares pursuant to this prospectus supplement or at all. The Common Stock offered hereby by the selling stockholders, or their pledgees, donees, assignees, transferees or other successors in interest, may be sold from time to time through one or more underwriters, broker-dealers or agents. If the Common Stock is sold through underwriters, broker-dealers or agents, the selling stockholders will be responsible for underwriting discounts or commissions or agent’s commissions. The Common Stock may be sold in one or more transactions at fixed prices, at market prices or varying prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. The timing and amount of any sale is within the sole discretion of the applicable selling stockholder, subject to certain restrictions. See “Plan of Distribution.”

We will not receive any proceeds from any sale of our Common Stock by the selling stockholders.

Our Common Stock is listed and traded on The Nasdaq Global Select Market under the symbol “COKE.” On December 13, 2023, the last reported sale price of our Common Stock on The Nasdaq Global Select Market was $855.46 per share.

Investing in our Common Stock involves risks. See “Risk Factors” beginning on page S-3 of this prospectus supplement and on page 3 of the accompanying prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus supplement is December 14, 2023.

Prospectus Supplement

ABOUT THIS PROSPECTUS SUPPLEMENT

This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of this offering and certain other matters relating to us and our financial performance and condition. The second part, the accompanying prospectus, dated December 14, 2023, gives more general information, some of which does not apply to this offering.

Except as otherwise indicated or unless the context requires otherwise, all references in this prospectus supplement to the “Company,” “we,” “us,” “our” and similar terms refer to Coca-Cola Consolidated, Inc. and its consolidated subsidiaries.

If the description of this offering varies between this prospectus supplement and the accompanying prospectus, you should rely on the information in this prospectus supplement. In various places in this prospectus supplement and the accompanying prospectus, we refer you to sections of other documents for additional information by

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indicating the caption headings of the other sections. All cross-references in this prospectus supplement are to captions contained in this prospectus supplement and not in the accompanying prospectus, unless otherwise indicated.

We have not, and the selling stockholders have not, authorized any person to provide any information or to represent anything about us other than what is contained in or incorporated by reference into this prospectus supplement or the accompanying prospectus or any related free writing prospectus prepared by or on behalf of us or to which we have referred you. We do not, and the selling stockholders do not, take any responsibility for, and can provide no assurance as to the reliability of, information that others may provide you.

We are not, and the selling stockholders are not, making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted.

You should not assume that the information contained in this prospectus supplement or the accompanying prospectus is accurate as of any date other than the date of this prospectus supplement or the accompanying prospectus or that any information incorporated by reference is accurate as of any date other than the date of the document incorporated by reference.

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CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying prospectus, any related free writing prospectus and the documents incorporated by reference herein and therein may include “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Statements that do not relate strictly to historical facts are forward-looking statements. Statements containing words such as “anticipate,” “believe,” “expect,” “intend,” “project,” “may,” “will,” “should,” “could” and similar expressions are intended to identify those forward-looking statements. These forward-looking statements reflect our best judgment based on current information, and, although we base these statements on circumstances that we believe to be reasonable when made, there can be no assurance that future events will not affect the accuracy of such forward-looking information. As such, the forward-looking statements are not guarantees of future performance, and actual results may vary materially from the projected results and expectations discussed in or incorporated by reference into this prospectus supplement. Factors that might cause our actual results to differ materially from those anticipated in forward-looking statements include, but are not limited to: increased costs (including due to inflation), disruption of supply or unavailability or shortages of raw materials, fuel and other supplies; the reliance on purchased finished products from external sources; changes in public and consumer perception and preferences, including concerns related to product safety and sustainability, artificial ingredients, brand reputation and obesity; the inability to attract and retain front-line employees in a tight labor market; changes in government regulations related to nonalcoholic beverages, including regulations related to obesity, public health, artificial ingredients and product safety and sustainability; decreases from historic levels of marketing funding support provided to us by The Coca-Cola Company and other beverage companies; material changes in the performance requirements for marketing funding support or our inability to meet such requirements; decreases from historic levels of advertising, marketing and product innovation spending by The Coca-Cola Company and other beverage companies, or advertising campaigns that are negatively perceived by the public; any failure of the several Coca-Cola system governance entities of which we are a participant to function efficiently or on our best behalf and any failure or delay of ours to receive anticipated benefits from these governance entities; provisions in our beverage distribution and manufacturing agreements with The Coca-Cola Company that could delay or prevent a change in control of us or a sale of our Coca-Cola distribution or manufacturing businesses; the concentration of our capital stock ownership; our inability to meet requirements under our beverage distribution and manufacturing agreements; changes in the inputs used to calculate our acquisition related contingent consideration liability; technology failures or cyberattacks on our technology systems or our effective response to technology failures or cyberattacks on our customers’, suppliers’ or other third parties’ technology systems; unfavorable changes in the general economy; changes in our top customer relationships and marketing strategies; lower than expected net pricing of our products resulting from continued and increased customer and competitor consolidations and marketplace competition; the effect of changes in our level of debt, borrowing costs and credit ratings on our access to capital and credit markets, operating flexibility and ability to obtain additional financing to fund future needs; the failure to attract, train and retain qualified employees while controlling labor costs, and other labor issues; the failure to maintain productive relationships with our employees covered by collective bargaining agreements, including failing to renegotiate collective bargaining agreements; changes in accounting standards; our use of estimates and assumptions; changes in tax laws, disagreements with tax authorities or additional tax liabilities; changes in legal contingencies; natural disasters, changing weather patterns and unfavorable weather; climate change or legislative or regulatory responses to such change; and the impact of the COVID-19 pandemic, any variants of the virus and any other similar pandemic or public health situation. Additional information regarding the risks and uncertainties which may affect our business operations and financial performance can be found in our filings with the Securities and Exchange Commission (the “SEC”) and under the heading “Risk Factors” in this prospectus supplement.

The forward-looking statements contained in this prospectus supplement, the accompanying prospectus, any related free writing prospectus and the documents incorporated by reference herein and therein are expressly qualified in their entirety by the foregoing cautionary statements. The foregoing list of important factors that may affect future results is not exhaustive. When relying on forward-looking statements to make decisions, investors

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and others should carefully consider the foregoing factors and other uncertainties and potential events. All such forward-looking statements are based upon data available as of the date of this prospectus supplement or other specified date and speak only as of such date. Except as may be required by applicable law, we expressly disclaim any obligation to update or revise any forward-looking statement, whether as a result of new information, change in circumstances, future events or otherwise.

You should carefully read this prospectus supplement, the accompanying prospectus, any related free writing prospectus and the documents incorporated by reference herein and therein in their entirety. They contain information that you should consider when making your investment decision.

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SUMMARY

The brief description of our business included below and the brief summary of some of the terms of this offering that is included on the following page of this prospectus supplement highlight information incorporated by reference or contained elsewhere in this prospectus supplement and the accompanying prospectus. These summaries are not intended to be complete and do not contain all of the information that may be important to you and that you should consider about our business and the terms of this offering before investing in our Common Stock. For a more complete understanding of the Company and this offering, you should carefully read this prospectus supplement, the accompanying prospectus, any related free writing prospectus and the documents incorporated by reference herein and therein (including our consolidated financial statements and the notes thereto) before making an investment decision.

Coca-Cola Consolidated, Inc.

Our Business

The Company distributes, markets and manufactures nonalcoholic beverages in territories spanning 14 states and the District of Columbia. The Company was incorporated in 1980 and, together with its predecessors, has been in the nonalcoholic beverage manufacturing and distribution business since 1902. The Company is the largest Coca-Cola bottler in the United States. Approximately 85% of the Company’s total bottle/can sales volume to retail customers consists of products of The Coca-Cola Company, which include some of the most recognized and popular beverage brands in the world. The Company also distributes products for several other beverage companies, including Keurig Dr Pepper Inc. and Monster Energy Company.

Our principal executive offices are located at 4100 Coca-Cola Plaza, Charlotte, North Carolina 28211, and our telephone number at that location is (980) 392-8298.

Our Common Stock is listed and traded on The Nasdaq Global Select Market under the symbol “COKE.”

The Offering

Issuer	Coca-Cola Consolidated, Inc.

Securities Offered by the Selling Stockholders	Up to 666,147 shares of Common Stock

Use of Proceeds	The proceeds from any sale of our Common Stock pursuant to this prospectus supplement are solely for the accounts of the selling stockholders. We will not receive any proceeds from any sale of our Common Stock by the selling stockholders. See “Use of Proceeds.”

The Nasdaq Global Select Market Symbol	COKE

Transfer Agent and Registrar	Equiniti Trust Company, LLC

RISK FACTORS

An investment in our Common Stock is subject to certain risks. This prospectus supplement does not describe all of the risks of an investment in our Common Stock. Before purchasing any Common Stock, you should carefully read this prospectus supplement, the accompanying prospectus, any related free writing prospectus and the documents incorporated by reference herein and therein, including “Risk Factors” in Part I, Item 1A of our Annual Report on Form 10-K for the fiscal year ended December 31, 2022 and in the other reports we file with the SEC from time to time, as well as those risk factors included below. Additional risks and uncertainties not currently known to us or that we currently deem immaterial may also adversely affect our business and operations. If any of the matters described in the risk factors were to occur, our business, financial condition, results of operations, cash flows or prospects could be materially adversely affected. In such case, the market price of our Common Stock could decline, and you could lose all or a portion of your investment.

Risks Related to Ownership of Our Common Stock

The market price of our Common Stock has fluctuated in the past and may fluctuate significantly in the future. Accordingly, you may not be able to resell your shares at or above the price at which you purchased them.

The market price of our Common Stock has fluctuated in the past. The market price of our Common Stock may fluctuate significantly in the future and may be negatively affected in response to various factors, including:

•

conditions in the broader stock market in general (including volatility in the financial markets resulting from general economic, industry and political conditions, such as recessions, interest rates, inflation, international currency fluctuations, health epidemics, political instability, acts of war and terrorism, and natural disasters);

•	our ability to make investments with attractive risk-adjusted returns;

•	market perception of our current and projected financial condition, potential growth, future earnings and future cash dividends;

•	announcements we make regarding dividends;

•	actual or anticipated fluctuations in our quarterly financial and operating results;

•	additional offerings of our Common Stock or equity-linked securities;

•	actions by rating agencies;

•	short sales of our Common Stock;

•	any decision to pursue a distribution or disposition of a meaningful portion of our assets;

•	issuance of new or changed securities analysts’ reports or recommendations;

•	market perception or media coverage of us, other similar companies or the outlook of the markets and industries in which we compete;

•	major reductions in trading volumes on the exchanges on which we operate;

•	legislative or regulatory developments, including changes in the status of our regulatory approvals or licenses; and

•	litigation and governmental investigations.

These and other factors may cause the market price and demand for our Common Stock to fluctuate significantly, which may negatively affect the price or liquidity of our Common Stock.

The multiple class structure of our common stock, as contained in our corporate documents, has the effect of concentrating voting control with our Chairman and Chief Executive Officer and limiting our other stockholders’ ability to influence corporate matters.

Holders of our Common Stock are entitled to one (1) vote per share, and holders of our Class B Common Stock are entitled to twenty (20) votes per share. As of the date of this prospectus supplement, J. Frank Harrison, III, the Company’s Chairman and Chief Executive Officer, controlled 1,004,394 shares of the Company’s Class B Common Stock, which represented approximately 71% of the total voting power of the Company’s outstanding Common Stock and Class B Common Stock on a consolidated basis. Mr. Harrison also has the right to acquire 292,386 shares of Class B Common Stock from the Company in exchange for an equivalent number of shares of Common Stock. In the event of such an exchange, Mr. Harrison would control 1,296,780 shares of the Company’s Class B Common Stock, which would represent approximately 76% of the total voting power of the Company’s outstanding Common Stock and Class B Common Stock on a consolidated basis. Furthermore, Mr. Harrison and another member of the Harrison family serve on the Company’s board of directors. As a result, Mr. Harrison has the ability to exert substantial influence or actual control over the Company’s management and affairs and over substantially all matters requiring action by the Company’s stockholders, including the election of directors and the approval of significant corporate transactions, such as a merger or other sale of the Company or its assets. This concentration of ownership could have the effect of delaying, deferring or preventing a change in control otherwise favored by the Company’s other stockholders and could depress the stock price or limit other stockholders’ ability to influence corporate matters, which could result in the Company making decisions that stockholders outside the Harrison family may not view as beneficial.

Our corporate documents also provide for a third class of common stock, Class C Common Stock, which is entitled to only one-twentieth (1/20) of a vote per share. As of the date of this prospectus supplement, there were no shares of Class C Common Stock issued and outstanding.

Anti-takeover provisions in our corporate documents and under Delaware law could make an acquisition of us more difficult, limit attempts by our stockholders to replace or remove our current management or limit the market price of our Common Stock.

Our Restated Certificate of Incorporation, as amended (the “Restated Certificate of Incorporation”), and our Amended and Restated By-laws (the “Amended and Restated By-laws”) contain the following provisions that could have the effect of delaying, deferring or preventing a change in control of the Company or a change in our management or limiting the price that investors might be willing to pay in the future for shares of our Common Stock:

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Amendment to the Restated Certificate of Incorporation. The Restated Certificate of Incorporation contains enhanced voting requirements for stockholders to amend certain provisions of the Restated Certificate of Incorporation.

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Amendment to the Amended and Restated By-laws. The Amended and Restated By-laws contain enhanced voting requirements for stockholders to amend, alter, change or repeal certain provisions of the Amended and Restated By-laws.

•	Advance Notification. The Amended and Restated By-laws contain advance notice requirements for stockholder proposals and director nominations.

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Issuance of Preferred Stock. The Restated Certificate of Incorporation gives our board of directors the authority to issue, without stockholder approval, preferred stock with designations and rights that the board may determine.

•	No Cumulative Voting. Neither the Restated Certificate of Incorporation nor the Amended and Restated By-laws provide for cumulative voting in the election of directors.

These provisions may frustrate or prevent any attempt by our stockholders to replace or remove our current management by making it more difficult for stockholders to replace members of our board of directors, which is responsible for appointing the members of our management. In addition, institutional stockholder representative groups, stockholder activists and others may disagree with our corporate governance provisions or other practices, including our capital structure, with two classes of common stock outstanding (Common Stock with one (1) vote per share and Class B Common Stock with twenty (20) votes per share), and the other anti-takeover provisions, such as those listed above. Our capital structure concentrates the voting power of our stock in our Chairman and Chief Executive Officer, who has the ability to control the outcome of a stockholder vote.

In addition, we are subject to the provisions of Section 203 of the General Corporation Law of the State of Delaware regulating corporate takeovers. In general, Section 203 prohibits a publicly held Delaware corporation from engaging in certain business combinations with an interested stockholder (generally, a 15% or greater stockholder) for a period of three years following the time that such stockholder became an interested stockholder, unless:

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before the stockholder became an interested stockholder, the board of directors of the corporation approved either the transaction that would result in a business combination or the transaction which resulted in the stockholder becoming an interested stockholder;

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upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation that was outstanding at the time the transaction commenced; or

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at or after the time the stockholder became an interested stockholder, the business combination is both approved by the board of directors of the corporation and authorized at an annual or special meeting of the stockholders by the affirmative vote of at least 66 2/3% of the outstanding voting stock which is not owned by the interested stockholder.

The application of the statute could prohibit or delay mergers or other takeover or change-in-control attempts and, accordingly, may discourage attempts to acquire us.

USE OF PROCEEDS

The proceeds from any sale of our Common Stock pursuant to this prospectus supplement are solely for the accounts of the selling stockholders. We will not receive any proceeds from any sale of our Common Stock by the selling stockholders.

SELLING STOCKHOLDERS

This prospectus supplement registers the resale of shares of our Common Stock held by the selling stockholders identified in the table below. These shares represent shares issued to the selling stockholders upon the conversion on March 17, 2022 of an aggregate of 1,227,546 shares of our Class B Common Stock on a one share for one share basis into shares of our Common Stock.

The table below sets forth information with respect to the beneficial ownership of shares of our Common Stock by the selling stockholders based on 8,368,993 shares of our Common Stock outstanding as of the date of this prospectus supplement, which includes the 666,147 shares of Common Stock held by the selling stockholders. The information in the table below with respect to the selling stockholders has been obtained from the selling stockholders. Beneficial ownership is determined in accordance with the rules of the SEC. We believe that the selling stockholders identified in the table below possess sole voting and investment power over all of the shares of Common Stock shown as beneficially owned by them. Information concerning the selling stockholders may change from time to time. Any changes to the information provided below will be set forth in a prospectus supplement if and when necessary. Because the selling stockholders may sell some, all or none of their securities, we cannot provide an estimate as to the number of shares of Common Stock that will be held by the selling stockholders upon completion of this offering. For purposes of the table below, however, we have assumed that each selling stockholder will sell all of the selling stockholder’s shares of Common Stock covered by this prospectus supplement and that no additional shares of our Common Stock are subsequently bought or sold by the selling stockholders. The address for each selling stockholder is: c/o Miller & Martin PLLC, 832 Georgia Avenue, Suite 1200, Chattanooga, Tennessee 37402.

	Shares of Common Stock Beneficially Owned Prior to Offering			Number of Shares of Common Stock Being Offered		Shares of Common Stock to be Beneficially Owned After Offering
Name of Selling Stockholder	Number of Shares		Percentage of Class			Number of Shares	Percentage of Class
Deborah H. Everhart(1)	323,079	(2)	3.9%	323,079	(2)	—	—%
Sue Anne H. Wells(1)	343,068	(3)	4.1%	343,068	(3)	—	—%

Total	666,147		8.0%	666,147		—	—%

(1)

Ms. Everhart (formerly known as Deborah S. Harrison) and Dr. Wells are sisters and each of Ms. Everhart and Dr. Wells is the sister of J. Frank Harrison, III, our Chairman and Chief Executive Officer, and the aunt of Morgan H. Everett, our Vice Chair. Dr. Wells served as a director of the Company until her resignation from the board of directors, effective March 17, 2022.

(2)	Consists of (i) 281,693 shares of Common Stock held by the JFH Family Limited Partnership—DH1 and (ii) 41,386 shares of Common Stock held by a trust established for the benefit of Ms. Everhart.

(3)	Consists of (i) 309,293 shares of Common Stock held by the JFH Family Limited Partnership—SW1 and (ii) 33,775 shares of Common Stock held by a trust established for the benefit of Dr. Wells.

PLAN OF DISTRIBUTION

This prospectus supplement relates to the offer and sale, from time to time, of shares of our Common Stock by the selling stockholders. The term “selling stockholders” includes pledgees, donees, assignees, transferees or other successors in interest selling shares of our Common Stock received after the date of this prospectus supplement from the selling stockholders as a gift, pledge, partnership distribution or other non-sale related transfer. We are registering the resale of shares of our Common Stock to provide the selling stockholders with freely tradable securities, but the registration of such shares does not necessarily mean that any of such shares will be offered or sold by the selling stockholders pursuant to this prospectus supplement or at all.

The shares of Common Stock covered by this prospectus supplement represent shares issued to the selling stockholders upon the conversion on March 17, 2022 of an aggregate of 1,227,546 shares of our Class B Common Stock on a one share for one share basis into shares of our Common Stock. The selling stockholders agreed to certain restrictions on their resale of the shares of Common Stock received in the conversion, including a trade volume limitation that prohibits the sale of more than 175,000 of such shares in the aggregate during any three-consecutive month period.

Subject to the trade volume limitation described in the immediately preceding paragraph, the selling stockholders may, from time to time, offer the shares of our Common Stock registered pursuant to this prospectus supplement in one or more transactions (which may involve underwritten offerings on a firm commitment or best efforts basis, cross sales or block transactions) on The Nasdaq Global Select Market, in secondary distributions pursuant to and in accordance with the rules of The Nasdaq Global Select Market, through one or more electronic trading platforms or similar services, in the over-the-counter market, in negotiated transactions, directly to one or more purchasers, including affiliates, through the writing of options on the shares (whether such options are listed on an options exchange or otherwise), in short sales or through a combination of such methods of sale or any other method permitted by applicable law, at fixed prices, at market prices or varying prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices, including pursuant to one or more “10b5-1” trading plans or similar plans. The selling stockholders may also engage in short sales against the box, puts and calls, writing options, hedging transactions and other transactions in our securities or derivatives of our securities and may sell or deliver the shares of our Common Stock registered pursuant to this prospectus supplement in connection with these trades as permitted by applicable law, including, without limitation, delivering such shares to a lender in satisfaction of all or part of stock borrowed from such lender in connection with a short sale. The selling stockholders may pledge or grant a security interest in some or all of the shares of our Common Stock registered pursuant to this prospectus supplement owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell such shares from time to time under this prospectus supplement.

The selling stockholders might not sell any securities under this prospectus supplement. In addition, any shares of Common Stock that qualify for sale pursuant to an exemption from the registration requirements of the Securities Act (including, for example, under Rule 144 under the Securities Act) may be sold pursuant to such exemption rather than pursuant to this prospectus supplement.

The selling stockholders may effect such transactions by selling the shares of our Common Stock registered pursuant to this prospectus supplement to or through broker-dealers or through other agents, including electronic trading platforms or similar services, and such broker-dealers or agents may receive compensation in the form of commissions, discounts or fees from the selling stockholders and/or the purchasers of shares for whom they may act as agent. Sales effected with a broker-dealer may involve ordinary brokerage transactions, transactions in which the broker-dealer solicits purchasers or transactions in which the broker-dealer is principal and resells for its account. The selling stockholders and any broker-dealers or agents that participate in the distribution of the shares of our Common Stock registered pursuant to this prospectus supplement may be deemed to be “underwriters” within the meaning of the Securities Act, and any commissions or discounts received by them and any profit on the sale of registered shares may be deemed to be underwriting commissions or discounts under the Securities Act.

In the event of a “distribution” of the shares of our Common Stock registered pursuant to this prospectus supplement, the selling stockholders, any selling broker-dealer or agent and any “affiliated purchasers” may be subject to Regulation M under the Exchange Act, which would prohibit, with certain exceptions, each such person from bidding for or purchasing any security which is the subject of such distribution until such person’s participation in that distribution is completed. In addition, Regulation M under the Exchange Act prohibits certain “stabilizing bids” or “stabilizing purchases” for the purpose of pegging, fixing or stabilizing the price of Common Stock in connection with this offering.

At a time a particular offering of shares of our Common Stock is made, an additional prospectus supplement, if required, may be distributed that will set forth the name or names of any broker-dealers or agents and any commissions and other terms constituting compensation from the selling stockholders and any other required information.

LEGAL MATTERS

The legality of the shares of Common Stock offered hereby will be passed upon for us by Moore & Van Allen PLLC, Charlotte, North Carolina.

EXPERTS

The consolidated financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this prospectus supplement by reference to the Annual Report on Form 10-K for the fiscal year ended December 31, 2022 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may obtain any document we file through the SEC’s website at www.sec.gov. Our SEC filings are also available on our website at www.cokeconsolidated.com. The information on our website or linked to or from our website is not incorporated by reference into, and does not constitute a part of, this prospectus supplement or the accompanying prospectus.

INFORMATION INCORPORATED BY REFERENCE

The SEC allows us to “incorporate by reference” information into this prospectus supplement, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be part of this prospectus supplement, and information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below that we previously filed with the SEC and all documents that we subsequently file with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (File No. 000-09286) prior to the termination of this offering (other than, in each case, any portion of these documents deemed to have been “furnished” and not “filed” with the SEC, including any exhibits related thereto):

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2022;

•	our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2023, June 30, 2023 and September 29, 2023;

•	our Current Reports on Form 8-K filed on May 12, 2023 and December 5, 2023; and

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the description of our Common Stock contained in Exhibit 4.1 to our Annual Report on Form 10-K for the fiscal year ended December 29, 2019, including any amendment or report filed for the purpose of updating such description.

Any statement contained herein or in any document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus supplement to the extent that a statement contained in this prospectus supplement, or in any subsequently filed document which also is or is deemed to be incorporated by reference into this prospectus supplement, modifies or supersedes such earlier statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement.

We will provide without charge to each person, including any beneficial owner, to whom a copy of this prospectus supplement is delivered, upon written or oral request of any such person, a copy of any or all of the information that has been incorporated by reference into this prospectus supplement but not delivered with the prospectus supplement, excluding exhibits to a document unless an exhibit has been specifically incorporated by reference into that document. Such requests should be directed to the attention of our Secretary at the following address and telephone number:

Coca-Cola Consolidated, Inc.

4100 Coca-Cola Plaza

Charlotte, North Carolina 28211

Telephone: (980) 392-8298

PROSPECTUS

Coca-Cola Consolidated, Inc.

Debt Securities

Preferred Stock

Common Stock

Class C Common Stock

We may use this prospectus to offer and sell from time to time, together or separately, debt securities, preferred stock, Common Stock and Class C Common Stock. In addition, selling security holders to be named in a prospectus supplement may offer and sell from time to time securities in such amounts and on such terms as set forth in such prospectus supplement. The debt securities and the preferred stock may be convertible into or exchangeable for Common Stock or Class C Common Stock or other of our securities. Our Common Stock is listed and traded on The Nasdaq Global Select Market under the symbol “COKE.”

We or any selling security holder may offer and sell these securities to or through one or more underwriters or dealers, through one or more agents, directly to purchasers, or through a combination of these methods, on a delayed or continuous basis. Unless otherwise set forth in the applicable prospectus supplement, we will not receive any proceeds from any sale of our securities by any selling security holder. This prospectus provides you with a general description of the securities we or any selling security holder may offer and sell. The specific terms of any securities to be offered will be provided in a supplement to this prospectus and, if applicable, a free writing prospectus. The applicable prospectus supplement and any related free writing prospectus may also add, update or change information contained in this prospectus. To the extent there is a conflict between the information contained in this prospectus, on the one hand, and the information contained in any applicable prospectus supplement or any related free writing prospectus, on the other hand, you should rely on the information in the prospectus supplement or the free writing prospectus.

You should carefully read this prospectus, any applicable prospectus supplement and any related free writing prospectus before you invest. This prospectus may not be used to sell securities unless accompanied by a prospectus supplement.

Investing in our securities involves risks. You should carefully consider the risks described under “Risk Factors” on page 3 of this prospectus, as well as the other information contained in or incorporated by reference into this prospectus, any applicable prospectus supplement and any related free writing prospectus, before making a decision to invest in our securities.

Our principal executive offices are located at 4100 Coca-Cola Plaza, Charlotte, North Carolina 28211, and our telephone number at that location is (980) 392-8298.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is December 14, 2023.

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission (the “SEC”) as a “well-known seasoned issuer” (“WKSI”), as defined in Rule 405 under the Securities Act of 1933, as amended (the “Securities Act”), using an “automatic shelf” registration process. Under this process, we or any selling security holder may offer and sell from time to time any combination of the securities described in this prospectus in one or more offerings in amounts to be determined at the time of any such offering.

This prospectus provides you with a general description of the securities we or any selling security holder may offer and sell. Each time we or a selling security holder sells securities pursuant to this prospectus, we will provide a supplement to this prospectus and, if applicable, a free writing prospectus that will contain specific information about the offering and the terms of the particular securities to be offered. The applicable prospectus supplement and any related free writing prospectus may also add, update or change information contained in this prospectus. To the extent there is a conflict between the information contained in this prospectus, on the one hand, and the information contained in any applicable prospectus supplement or any related free writing prospectus, on the other hand, you should rely on the information in the prospectus supplement or the free writing prospectus. You should carefully read this prospectus, any applicable prospectus supplement and any related free writing prospectus, together with the additional information described under the heading “Where You Can Find More Information.”

The registration statement of which this prospectus is a part provides additional information about us and the securities. In particular, the contracts, agreements or other documents that are filed as exhibits to the registration statement or incorporated by reference are intended to provide you with information regarding their terms and not to provide any other factual or disclosure information about us or the other parties to such documents. The documents contain representations and warranties by each of the parties to the applicable document. These representations and warranties have been made solely for the benefit of the other parties to the applicable document and:

•	should not in all instances be treated as categorical statements of fact, but rather as a way of allocating the risk to one of the parties if those statements prove to be inaccurate;

•	have been qualified by disclosures that were made to the other party in connection with the negotiation of the applicable document, which disclosures are not necessarily reflected in the document;

•	may apply standards of materiality in a way that is different from what may be viewed as material to you or other investors; and

•	were made only as of the date of the applicable document or such other date or dates as may be specified in the document and are subject to more recent developments.

Wherever references are made in this prospectus to information that will be included in a prospectus supplement, to the extent permitted by applicable law, rules or regulations, we may instead include such information or add, update or change the information contained in this prospectus by means of a post-effective amendment to the registration statement of which this prospectus is a part, through filings we make with the SEC that are incorporated by reference into this prospectus or by any other method as may then be permitted under applicable law, rules or regulations. The registration statement, including the exhibits to the registration statement and any post-effective amendment thereto, is available on our website or the SEC’s website, as described under the heading “Where You Can Find More Information.”

You should rely only on the information contained in or incorporated by reference into this prospectus, any applicable prospectus supplement and any related free writing prospectus. Neither we nor any selling security holder has authorized anyone to provide you with any other information. Neither we nor any selling security holder is making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information contained in this prospectus, any applicable prospectus supplement, any related free writing prospectus or any document incorporated by reference is accurate as of any date other than the date on the cover page of the specific document or that any information we have incorporated by reference is accurate as of any date other than the date of the document incorporated by reference.

Except as otherwise indicated or unless the context requires otherwise, all references in this prospectus to the “Company,” “we,” “us,” “our” and similar terms refer to Coca-Cola Consolidated, Inc. and its subsidiaries on a consolidated basis.

RISK FACTORS

Investing in our securities involves risks. Before making an investment decision, you should carefully consider the discussion of risks and uncertainties under the heading “Risk Factors” contained in any applicable prospectus supplement and any related free writing prospectus, and under similar headings in our most recent Annual Report on Form 10-K (together with any material changes or additions thereto contained in subsequently filed Quarterly Reports on Form 10-Q or Current Reports on Form 8-K) and in our other filings with the SEC that are incorporated by reference into this prospectus. Additional risks and uncertainties not currently known to us or that we currently deem immaterial may also adversely affect our business and operations. If any of the matters described in the risk factors were to occur, our business, financial condition, results of operations, cash flows or prospects could be materially adversely affected. In such case, you could lose all or a portion of your investment.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, any applicable prospectus supplement, any related free writing prospectus and the documents incorporated by reference herein and therein may include “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Statements that do not relate strictly to historical facts are forward-looking statements. Statements containing words such as “anticipate,” “believe,” “expect,” “intend,” “project,” “may,” “will,” “should,” “could” and similar expressions are intended to identify those forward-looking statements. These forward-looking statements reflect our best judgment based on current information, and, although we base these statements on circumstances that we believe to be reasonable when made, there can be no assurance that future events will not affect the accuracy of such forward-looking information. As such, the forward-looking statements are not guarantees of future performance, and actual results may vary materially from the projected results and expectations discussed in or incorporated by reference into this prospectus. Factors that might cause our actual results to differ materially from those anticipated in forward-looking statements include, but are not limited to: increased costs (including due to inflation), disruption of supply or unavailability or shortages of raw materials, fuel and other supplies; the reliance on purchased finished products from external sources; changes in public and consumer perception and preferences, including concerns related to product safety and sustainability, artificial ingredients, brand reputation and obesity; the inability to attract and retain front-line employees in a tight labor market; changes in government regulations related to nonalcoholic beverages, including regulations related to obesity, public health, artificial ingredients and product safety and sustainability; decreases from historic levels of marketing funding support provided to us by The Coca-Cola Company and other beverage companies; material changes in the performance requirements for marketing funding support or our inability to meet such requirements; decreases from historic levels of advertising, marketing and product innovation spending by The Coca-Cola Company and other beverage companies, or advertising campaigns that are negatively perceived by the public; any failure of the several Coca-Cola system governance entities of which we are a participant to function efficiently or on our best behalf and any failure or delay of ours to receive anticipated benefits from these governance entities; provisions in our beverage distribution and manufacturing agreements with The Coca-Cola Company that could delay or prevent a change in control of us or a sale of our Coca-Cola distribution or manufacturing businesses; the concentration of our capital stock ownership; our inability to meet requirements under our beverage distribution and manufacturing agreements; changes in the inputs used to calculate our acquisition related contingent consideration liability; technology failures or cyberattacks on our technology systems or our effective response to technology failures or cyberattacks on our customers’, suppliers’ or other third parties’ technology systems; unfavorable changes in the general economy; changes in our top customer relationships and marketing strategies; lower than expected net pricing of our products resulting from continued and increased customer and competitor consolidations and marketplace competition; the effect of changes in our level of debt, borrowing costs and credit ratings on our access to capital and credit markets, operating flexibility and ability to obtain additional financing to fund future needs; the failure to attract, train and retain qualified employees while controlling labor costs, and other labor issues; the failure to maintain productive relationships with our employees covered by collective bargaining agreements, including failing to renegotiate collective bargaining agreements; changes in accounting standards; our use of estimates and assumptions; changes in tax laws, disagreements with tax authorities or additional tax liabilities; changes in legal contingencies; natural disasters, changing weather patterns and unfavorable weather; climate change or legislative or regulatory responses to such change; and the impact of the COVID-19 pandemic, any variants of the virus and any other similar pandemic or public health situation. Additional information regarding the risks and uncertainties which may affect our business operations and financial performance can be found in our filings with the SEC and under the heading “Risk Factors” in this prospectus.

The forward-looking statements contained in this prospectus, any applicable prospectus supplement, any related free writing prospectus and the documents incorporated by reference herein and therein are expressly qualified in their entirety by the foregoing cautionary statements. The foregoing list of important factors that may affect future results is not exhaustive. When relying on forward-looking statements to make decisions, investors and others should carefully consider the foregoing factors and other uncertainties and potential events. All such forward-looking statements are based upon data available as of the date of this prospectus or other specified date and speak only as of such date. Except as may be required by applicable law, we expressly disclaim any obligation to update or revise any forward-looking statement, whether as a result of new information, change in circumstances, future events or otherwise.

You should carefully read this prospectus, any applicable prospectus supplement, any related free writing prospectus and the documents incorporated by reference herein and therein in their entirety. They contain information that you should consider when making your investment decision.

OUR COMPANY

The Company distributes, markets and manufactures nonalcoholic beverages in territories spanning 14 states and the District of Columbia. The Company was incorporated in 1980 and, together with its predecessors, has been in the nonalcoholic beverage manufacturing and distribution business since 1902. The Company is the largest Coca-Cola bottler in the United States. Approximately 85% of the Company’s total bottle/can sales volume to retail customers consists of products of The Coca-Cola Company, which include some of the most recognized and popular beverage brands in the world. The Company also distributes products for several other beverage companies, including Keurig Dr Pepper Inc. and Monster Energy Company.

SELLING SECURITY HOLDERS

We may register securities covered by this prospectus for re-offers and resales by selling security holders to be named in a prospectus supplement. Because we are a WKSI, we may add secondary sales of securities by selling security holders by filing a prospectus supplement with the SEC. We may register these securities to permit selling security holders to resell their securities when they deem appropriate. Selling security holders may resell all, a portion or none of their securities at any time and from time to time. We may register those securities for sale through an underwriter or other plan of distribution as set forth in a prospectus supplement. See “Plan of Distribution.” Selling security holders may also sell, transfer or otherwise dispose of some or all of their securities in transactions exempt from the registration requirements of the Securities Act. We may pay all expenses incurred with respect to the registration of the securities owned by the selling security holders, other than underwriting fees, discounts or commissions, which will be borne by the selling security holders. We will disclose in a prospectus supplement naming the selling security holders, the amount of securities to be registered and sold and the other terms of the securities being sold by the selling security holders.

USE OF PROCEEDS

Unless we state otherwise in the applicable prospectus supplement, we will use the net proceeds from the sale of the securities offered by this prospectus and the applicable prospectus supplement for general corporate purposes, which may include, but are not limited to, working capital, capital expenditures, advances for or investments in our subsidiaries, acquisitions, redemption and repayment of outstanding indebtedness, and purchases of our Common Stock.

We may temporarily invest any net proceeds prior to their use for the above purposes in short-term marketable securities. We may also deposit the net proceeds with banks.

Unless otherwise set forth in the applicable prospectus supplement, we will not receive any proceeds from any sale of our securities by any selling security holder.

DESCRIPTION OF OUR DEBT SECURITIES

The following description sets forth certain general terms and provisions of the debt securities that we may offer under this prospectus and the applicable prospectus supplement. We will provide additional or different terms of the debt securities in the applicable prospectus supplement.

We will issue debt securities under an indenture, dated as of December 15, 2020, between the Company and U.S. Bank Trust Company, National Association (as successor in interest to U.S. Bank National Association), as trustee. We refer to this indenture, as amended and supplemented from time to time, as the “Indenture.” Previously, we entered into an indenture, dated as of July 20, 1994, as amended, supplemented and restated by a supplemental indenture, dated as of March 3, 1995, and as further amended or supplemented by a second supplemental indenture, dated as of November 25, 2015, in each case, with The Bank of New York Mellon Trust Company, N.A., as successor trustee (together, the “1995 Indenture”).

The following description summarizes some of the provisions of the Indenture. However, we have not described every aspect of the debt securities. In the summary below, we have included references for section numbers of the Indenture so that you can easily locate the applicable provisions. You should refer to the Indenture for a complete description of its provisions, because the Indenture, and not this description, will define your rights as a holder of the debt securities. Whenever we refer to particular sections or defined terms of the Indenture in this prospectus or in any applicable prospectus supplement, we are incorporating by reference those sections or defined terms into this prospectus or the applicable prospectus supplement.

We have filed the Indenture as an exhibit to the registration statement of which this prospectus is a part, and supplemental indentures and forms of debt securities containing the terms of the debt securities being offered will be filed as exhibits to the registration statement of which this prospectus is a part or will be incorporated by reference from reports that we file with the SEC. See “Where You Can Find More Information” for information on how to obtain a copy of the Indenture and any supplements thereto.

In the following description, all references to the “Company,” “we,” “us” and “our” refer only to Coca-Cola Consolidated, Inc. and not to any of its subsidiaries.

General

The Indenture does not limit the aggregate principal amount of debt securities that we may issue under the Indenture and provides that we may issue debt securities from time to time in one or more series. (Section 2.01). In addition, neither the Indenture nor the debt securities issued pursuant to the Indenture will limit or otherwise restrict the amount of senior indebtedness that we or our subsidiaries may incur.

As of November 30, 2023, we had not issued any debt securities under the Indenture and we had outstanding approximately $350,000,000 aggregate principal amount of 3.800% Senior Notes due 2025 under the 1995 Indenture.

The debt securities issued pursuant to the Indenture will be our senior unsecured obligations and will rank pari passu with all of our other existing and future senior unsecured indebtedness, including the notes outstanding under the 1995 Indenture. The debt securities will be effectively subordinated to our existing and future secured indebtedness to the extent of the value of the assets securing such indebtedness. The debt securities will be structurally subordinated to all existing and future indebtedness and other liabilities of our subsidiaries. This means that holders of the debt securities will have a junior position to the claims of creditors of our subsidiaries on the assets and earnings of such subsidiaries. In other words, if we should default on our debt, we will not make payments on the debt securities until we have fully paid off our secured indebtedness and any indebtedness and other liabilities of our subsidiaries.

The particular terms of each series of debt securities offered pursuant to this prospectus and the applicable prospectus supplement, as well as any modifications or additions to the general terms of the Indenture applicable to such series of debt securities, will be described in the applicable prospectus supplement.

This description will contain all or some of the following, as applicable:

•	the title of the series of debt securities;

•	the aggregate principal amount and denominations;

•	the maturity or maturities;

•	the offering price and the amount we will receive from the sale of the debt securities;

•	the interest rate or rates, or their method of calculation, for the debt securities, which rate or rates may vary from time to time;

•	the date or dates on which the principal of, and premium, if any, on, the debt securities is payable;

•	the date or dates from which interest on the debt securities will accrue and the record date or dates for payments of interest or the methods by which any such dates will be determined;

•	the place or places where the principal of, and premium, if any, and interest, if any, on, the debt securities is payable;

•	the terms of any sinking fund and analogous provisions with respect to the debt securities;

•

the respective redemption and repayment rights, if any, of the Company and of the holders of the debt securities and the related redemption and repayment prices and any limitations on the redemption or repayment rights;

•

the conversion price and other terms of any debt securities that a holder may convert into or exchange for our other securities before our redemption, repayment or repurchase of those convertible debt securities;

•	any addition to or change in the covenants or events of default relating to any of the debt securities;

•

any trustee or fiscal or authenticating or payment agent, issuing and paying agent, calculation agent, transfer agent or registrar or any other person or entity to act in connection with the debt securities for or on behalf of the holders thereof or the Company or an affiliate;

•

whether the debt securities are to be issuable initially in temporary global form and whether any such debt securities are to be issuable in permanent global form and, if so, whether beneficial owners of interests in any such permanent global security may exchange the interests for debt securities of like tenor of any authorized form and denomination and the circumstances under which any such exchanges may occur;

•	the listing of the debt securities on any securities exchange or the inclusion in any other market or quotation or trading system; and

•	any other specific terms, conditions and provisions of the debt securities. (Section 2.02).

Unless the applicable prospectus supplement provides differently, the trustee will register the transfer of any debt securities at its offices. (Section 2.05).

Unless the applicable prospectus supplement provides differently, we will issue the debt securities in fully registered form without coupons and in denominations of $1,000 or any integral multiple of $1,000. (Section 2.03). There will be no service charge for any exchange or registration of transfer of the debt securities, although we may require that purchasers of the debt securities pay any tax or other governmental charge that may be imposed in connection therewith. (Section 2.05).

We may issue debt securities as original issue discount securities, to be sold at a substantial discount below their principal amount. The applicable prospectus supplement will describe any special federal income tax and other considerations applicable to these securities.

Restrictive Covenants

We will describe any restrictive covenants for any series of debt securities in the applicable prospectus supplement.

Consolidation, Merger and Sale of Assets

Without the consent of the holders of any of the outstanding debt securities, we may consolidate with or merge into any other corporation, or convey or transfer our properties and assets substantially as an entirety to any person, as long as:

•	the successor is a corporation organized and existing under the laws of the United States of America or any State or Territory thereof or of the District of Columbia;

•	the successor corporation assumes our obligations on the debt securities and under the Indenture;

•

immediately after giving effect to the transaction, no event of default, and no event that, after notice or lapse of time, or both, would become an event of default, has occurred and is continuing; and

•	other conditions described in the Indenture are met. (Section 12.01).

Accordingly, the holders of the debt securities may not have protection in the event of a highly leveraged transaction, reorganization, restructuring, merger or similar transaction involving us that may adversely affect the holders. The existing protective covenants applicable to the debt securities would continue to apply to us in the event of a leveraged buyout initiated or supported by us, our management, or any of our affiliates or their management, but may not prevent such a transaction from taking place.

Events of Default

Each of the following is an “event of default” with respect to debt securities of any series, unless it is either inapplicable to a particular series or specifically deleted or modified in any supplemental indenture or other document under which such series is issued:

•

default in the payment of any interest installment with respect to any of the debt securities of that series, as and when the same shall become due and payable, and continuance of such default for a period of thirty (30) days after receipt by us of written notice of the default from any holder of debt securities or the trustee;

•

default in the payment of the principal of, or premium, if any, on, any of the debt securities of that series, as and when the same shall become due and payable, either at maturity, upon redemption, by declaration or otherwise, and continuance of such default for a period of thirty (30) days after receipt by us of written notice of the default from any holder of debt securities or the trustee;

•

default in the making of any payment for a sinking, purchase or analogous fund provided for in respect of any of the debt securities of that series, as and when the same shall become due and payable, and continuance of such default for a period of thirty (30) days after receipt by us of written notice of the default from any holder of debt securities or the trustee;

•

failure by us to observe or perform any other covenant or agreement in respect of any of the debt securities of that series, or in the Indenture with respect to that series, for a period of ninety (90) days after the trustee gives us written notice of the default, or the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series give us and the trustee written notice of the default; and

•	certain events of bankruptcy, insolvency and reorganization as more fully described in the Indenture. (Section 7.01).

The applicable prospectus supplement will describe any additional events of default that may be added to the Indenture for a particular series of debt securities. No event of default with respect to a particular series of debt securities issued under the Indenture necessarily constitutes an event of default with respect to any other series of debt securities issued under the Indenture.

The Indenture provides that the trustee will, within ninety (90) days after the occurrence of a default with respect to the debt securities of any series, mail to the holders of those debt securities notice of all uncured defaults known to it; provided that, except in the case of default in the payment of the principal of, and premium, if any, or interest, if any, on, any of the debt securities of that series, the trustee may withhold the notice if and so long as it in good faith determines that withholding the notice is in the interests of the holders of the debt securities of that series. The term “default” for the purpose of this provision means any event that is, or after notice or lapse of time, or both, would become, an event of default with respect to the debt securities of such series. (Section 7.08).

If an event of default with respect to debt securities of any series at the time outstanding occurs and is continuing, unless the principal of all of the debt securities of that series has already become due and payable, either the trustee or the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series, by notice in writing to us, may declare the principal amount (or, the portion of the principal amount as may be specified in the terms of the series) of all of the debt securities of that series to be due and payable immediately. (Section 7.01). Prior to any declaration accelerating the maturity of any series of debt securities, the holders of a majority in aggregate principal amount of the outstanding debt securities of that series may, on behalf of the holders of all debt securities of that series, waive any past default or event of default under the Indenture with respect to the debt securities of that series and its consequences, except a default (i) in the payment of the principal of, and premium, if any, or interest, if any, on, any debt securities of that series or (ii) in respect of a covenant or provision under the Indenture applicable to that series that cannot be modified or amended without the consent of the holder of each outstanding debt security of that series. (Section 7.07). At any time after making a declaration of acceleration with respect to debt securities of any series, but before obtaining or entering of a judgment or decree for the payment of money, the holders of a majority in aggregate principal amount of the outstanding debt securities of the series may, in some circumstances, rescind and annul the acceleration. (Section 7.01).

The Indenture provides that, except for the duty of the trustee in the case of an event of default to act with the required standard of care, the trustee will be under no obligation to exercise any of the rights or powers vested in it by the Indenture at the request, order or direction of any of the holders, unless the holders have offered to the trustee reasonable security or indemnity. (Sections 8.01 and 8.02).

The Indenture provides that the holders of a majority in aggregate principal amount of the outstanding debt securities of any series may direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or of exercising any trust or power conferred on the trustee in respect of the debt securities of that series, except for cases in which the trustee being advised by counsel in writing determines that the action or proceeding may not lawfully be taken or would be in conflict with the terms of the Indenture or if the determination is made that the action or proceeding would involve the trustee in personal liability or would be unduly prejudicial to the holders of the debt securities of that series not joining in the direction. (Section 7.07). Otherwise, a holder of debt securities of a series may not pursue any remedy with respect to the Indenture or any debt securities of that series unless:

•	such holder of debt securities of that series gives us and the trustee written notice of a continuing default;

•	the holders of at least 25% in aggregate principal amount of the debt securities of that series then outstanding make a written request to the trustee, with a copy to us, to pursue the remedy;

•

the holders of at least 25% in aggregate principal amount of the debt securities of that series then outstanding offer the trustee reasonable security or indemnity satisfactory to the trustee against any costs, expenses and liabilities incurred in connection therewith;

•	the trustee does not institute any action, suit or proceeding within sixty (60) days after receipt of the notice, request and offer of indemnity; and

•

during such sixty (60)-day period, the holders of a majority in aggregate principal amount of the debt securities of that series then outstanding do not give the trustee a direction that is inconsistent with such written request.

However, these limitations do not apply to the right of any holder of any debt securities to receive payment of the principal of, and premium, if any, and interest, if any, on, the debt securities of a series and to bring suit for the enforcement of any such payment on or after the due date expressed in the debt securities, which right shall not be impaired or affected without the consent of the holder. (Section 7.04).

We are required to furnish annually to the trustee a statement as to our performance and observance of and compliance with the terms, provisions, covenants and conditions of the Indenture and as to any default in our performance, observance or compliance. (Section 5.06).

Global Securities

We may issue the debt securities of a series as one or more fully registered global securities. We will deposit the global securities with, or on behalf of, a depositary identified in the prospectus supplement relating to the series. We will register the global securities in the name of the depositary or its nominee. In such case, one or more global securities will be issued in a denomination or aggregate denominations equal to the aggregate principal amount of outstanding debt securities of the series represented by the global security or securities. Until any global security is exchanged, in whole or in part, for debt securities in definitive certificated form, the depositary or its nominee may not transfer the global certificate except as a whole to each other, another nominee or their successors and except as described in the applicable prospectus supplement. (Section 2.11).

The applicable prospectus supplement will describe the specific terms of the depositary arrangement with respect to a series of debt securities that a global security will represent.

Modification of the Indenture

The Indenture provides that we and the trustee may, without the consent of any holders of debt securities, enter into supplemental indentures for the purposes, among other things, of:

•	adding further events of default or other covenants, restrictions or conditions for the benefit of the holders of all or any series of debt securities;

•	establishing the form or terms of any series of debt securities; or

•

clarifying or curing ambiguities or inconsistencies in the Indenture or making other provisions in regard to matters or questions arising under the Indenture or any supplemental indenture or debt securities of a series, which will not adversely affect the interests of the holders of any affected series of debt securities in any material respect. (Section 11.01).

We and the trustee, with the consent of the holders of not less than a majority in aggregate principal amount of the outstanding debt securities of each series to be affected, may enter into supplemental indentures for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Indenture or of any supplemental indenture or debt securities of a series or of modifying in any manner the rights of the holders of the debt securities of that series to be affected, except that no such supplemental indenture may, without the consent of the holders of all debt securities of that series then outstanding:

•

change the fixed maturity (which term for these purposes does not include payments due pursuant to any sinking, purchase or analogous fund) of any debt securities, reduce the principal amount thereof, reduce the rate or extend the time of payment of interest thereon, reduce any premium payable upon the redemption thereof, or impair the right to institute suit for the enforcement of any such payment on or after the maturity thereof (or, in the case of redemption on or after the redemption date, without the consent of the holder of each debt security so affected); or

•	reduce the percentage of debt securities of a series required to approve any such supplemental indenture. (Section 11.02).

The Effect of Our Corporate Structure on Our Payment of the Debt Securities

The debt securities are the obligations of the Company exclusively. Because our operations are currently conducted in significant part through subsidiaries, the cash flow and our consequent ability to service our debt, including the debt securities, are dependent, in part, upon the earnings of our subsidiaries and the distribution of those earnings to us or upon loans or other payments of funds by those subsidiaries to us. Our subsidiaries are separate and distinct legal entities. They have no obligation, contingent or otherwise, to pay any amounts due on the debt securities or to make any funds available for our payment of any amounts due on the debt securities, whether by dividends, loans or other payments. In addition, our subsidiaries’ payments of dividends and making of loans and advances to us may be subject to statutory or contractual restrictions and are contingent upon the earnings of those subsidiaries and various business considerations.

The debt securities will be structurally subordinated to all existing and future indebtedness and other liabilities, including current liabilities and commitments under leases, if any, of our subsidiaries. Any right of ours to receive assets of any of our subsidiaries upon liquidation or reorganization of the subsidiary (and the consequent right of the holders of the debt securities to participate in those assets) will be structurally subordinated to the claims of that subsidiary’s creditors (including trade creditors), except to the extent that we are recognized as a creditor of the subsidiary, in which case our claims would still be subordinated to any security interests in the subsidiary’s assets and any of the subsidiary’s indebtedness senior to that which we hold.

No Restriction on Sale or Issuance of Stock of Subsidiaries

The Indenture contains no covenant that we will not sell, transfer or otherwise dispose of any shares of, securities convertible into, or options, warrants or rights to subscribe for or purchase shares of, voting stock of any of our subsidiaries. It also does not prohibit any subsidiary of the Company from issuing any shares of, securities convertible into, or options, warrants or rights to subscribe for or purchase shares of, such subsidiary’s voting stock.

No Personal Liability of Incorporators, Stockholders, Officers, Directors or Employees

No recourse for the payment of the principal of, and premium, if any, or interest, if any, on, any debt securities issued under the Indenture, or for any claim based thereon or otherwise in respect thereof, and no recourse under or upon any of our obligations, covenants or agreements in the Indenture or in a supplemental indenture or in any debt securities issued under the Indenture, or because of the creation of any indebtedness represented thereby, will be had against any of our incorporators, stockholders, officers, directors or employees or of any successor person thereof. Each holder, by accepting debt securities issued under the Indenture, waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the debt securities. This waiver may not be effective to waive liabilities under the federal securities laws. (Section 14.01).

Reports to Holders and SEC Reports

We will, so long as any debt securities of any series are outstanding, file with the trustee and the SEC, and transmit to the holders of the debt securities, the information, documents and other reports, and such summaries thereof, as may be required pursuant to the Trust Indenture Act of 1939, as amended, at the times and in the manner provided in that Act; provided, that any such information, documents or other reports required to be filed with the SEC pursuant to Section 13 or Section 15(d) of the Exchange Act will be filed with the trustee within thirty (30) days after the information, documents or other reports are required to be filed with the SEC. All such required information, documents and other reports will be deemed filed with the trustee and transmitted to the holders of the debt securities at the time such information, documents or other reports are publicly filed with the SEC via the SEC’s EDGAR filing system (or any successor system); provided, however, that the trustee will have no responsibility to determine whether or not such filing has taken place. (Section 6.04).

Regarding the Trustee

U.S. Bank Trust Company, National Association (as successor in interest to U.S. Bank National Association) is the trustee under the Indenture. Notice to the trustee should be directed to:

U.S. Bank Trust Company, National Association

214 North Tryon Street, 27th Floor

Charlotte, North Carolina 28202

Attention: Global Corporate Trust Services

DESCRIPTION OF OUR PREFERRED STOCK

Under our Restated Certificate of Incorporation, as amended (the “Restated Certificate of Incorporation”), our board of directors (without any further vote or action by our stockholders) may authorize the issuance, in one or more series, of up to:

•	50,000 shares of Convertible Preferred Stock, par value $100.00 per share;

•	50,000 shares of Non-Convertible Preferred Stock, par value $100.00 per share; and

•	20,000,000 shares of Preferred Stock, par value $0.01 per share (collectively, the “preferred stock”).

Our board of directors is authorized, subject to any limitations prescribed by law, to provide for the issuance of preferred stock in series and to fix the number of shares included in such series and the designations, relative powers, preferences and rights, and the qualifications, limitations or restrictions, thereof. As of November 30, 2023, there were no shares of preferred stock issued and outstanding.

The following description sets forth certain general terms and provisions of each of the three classes of our preferred stock that we may offer under this prospectus and the applicable prospectus supplement. This description does not purport to be complete and is subject to, and is qualified in its entirety by reference to, the Restated Certificate of Incorporation and the certificate of designations relating to each particular series of offered preferred stock, which will be filed with the SEC (and incorporated by reference into the registration statement) in connection with such offered preferred stock. We will provide additional or different terms of any series of preferred stock in the applicable prospectus supplement.

General

The offered preferred stock, when issued in accordance with the Restated Certificate of Incorporation and the applicable certificate of designations and as described in the applicable prospectus supplement, will be fully paid and non-assessable.

To the extent not fixed in the Restated Certificate of Incorporation, the relative powers, preferences and rights, and the qualifications, limitations or restrictions, of the offered preferred stock of any series will be as fixed by our board of directors pursuant to a certificate of designations relating to such series. The prospectus supplement relating to the offered preferred stock of each such series shall specify the terms thereof, including:

•	the class, series title or designation and stated value, if any, for such offered preferred stock;

•	the maximum number of shares of offered preferred stock in such series, the liquidation preference per share and the offering price per share for such series;

•	the dividend preferences and the dividend rates, periods and/or payment dates or methods of calculation thereof applicable to such offered preferred stock;

•	whether dividends will be cumulative and, if cumulative, the date from which dividends on such offered preferred stock will accumulate;

•	the provisions for a retirement or sinking fund, if any, with respect to such offered preferred stock;

•	the provisions for redemption, if applicable, of such offered preferred stock;

•	the voting rights, if any, of shares of such offered preferred stock;

•

any listing of such offered preferred stock for trading on any securities exchange or any authorization of such offered preferred stock for quotation in an interdealer quotation system of a registered national securities association;

•

the terms and conditions, if applicable, upon which such offered preferred stock will be convertible into, or exchangeable for, any of our other securities, including the title of any such securities and the conversion or exchange price therefor;

•	a discussion of federal income tax considerations applicable to such offered preferred stock; and

•	any other specific terms, preferences, rights, limitations or restrictions of such offered preferred stock.

Subject to the terms of the Restated Certificate of Incorporation and to any limitations contained in the certificate of designations pertaining to any then-outstanding series of preferred stock, we may issue additional series of preferred stock at any time or from time to time, with such powers, preferences and relative, participating, optional or other special rights and qualifications, limitations or restrictions thereof, as our board of directors shall determine, all without any further vote or action by our stockholders, including the holders of any then-outstanding series of preferred stock.

Dividends

Holders of any series of offered preferred stock will be entitled to receive cash dividends when, as and if declared by our board of directors out of funds legally available therefor, at such rate and on such dates as will be set forth in the applicable prospectus supplement. Each dividend will be payable to holders of record as they appear on our stock books on the record date fixed by our board of directors. Dividends, if cumulative, will be cumulative from and after the date set forth in the applicable prospectus supplement.

Liquidation Rights

The Restated Certificate of Incorporation provides that, in the event of our liquidation or dissolution, or a winding up of our affairs, whether voluntary or involuntary, or in the event of our merger or consolidation, no distributions will be made to holders of any class of our common stock until after payment or provision for payment of our debts or liabilities and any amounts to which holders of our preferred stock shall be entitled. The applicable prospectus supplement will specify the amount and type of distributions to which the holders of any series of offered preferred stock would be entitled upon the occurrence of any such event.

Redemption

If so stated in the applicable prospectus supplement, the offered preferred stock will be redeemable, in whole or in part, at our option, at the times, at the redemption prices and in accordance with any additional terms and conditions set forth in the applicable prospectus supplement.

Voting Rights

Except as expressly required by applicable law, the holders of any series of offered preferred stock will not be entitled to vote on any matter submitted for approval by our stockholders.

Conversion

If shares of the preferred stock are convertible into any other class of our securities, the applicable prospectus supplement will set forth the terms and conditions relating to such conversion. Such terms will include the designation of the security into which the shares are convertible, the conversion price, the conversion period, whether conversion will be at the option of the holder or at our option, any events requiring an adjustment of the conversion price and provisions affecting conversion in the event of the redemption of the offered preferred stock. If the preferred stock is convertible into Common Stock or into any other of our securities for which there exists an established public trading market at the time of such conversion, such terms may include provisions for calculating the amount of such security to be received by the holders of the offered preferred stock according to the market price of such security as of a time stated in the applicable prospectus supplement.

DESCRIPTION OF OUR COMMON STOCK

AND CLASS C COMMON STOCK

General

We or any selling security holder to be named in a prospectus supplement may offer under this prospectus and the applicable prospectus supplement shares of our Common Stock or Class C Common Stock, either separately or together with, or upon the conversion of or in exchange for, other securities. If this prospectus is being delivered in connection with such an offer, all of the details thereof will be set forth in the applicable prospectus supplement.

The following description sets forth certain general terms and provisions of our Common Stock and Class C Common Stock that we or any selling security holder may offer under this prospectus and the applicable prospectus supplement, as well as certain general terms and provisions of our Class B Common Stock that will not be offered under this prospectus. This description does not purport to be complete and is subject to, and is qualified in its entirety by reference to: (i) the Restated Certificate of Incorporation; (ii) our Amended and Restated By-laws (the “Amended and Restated By-laws”); (iii) the certificate of designations filed by us with respect to shares of any series of preferred stock which may be issued subsequent to the date of this prospectus (and as described in the applicable prospectus supplement); and (iv) the applicable provisions of the General Corporation Law of the State of Delaware (the “DGCL”). We encourage you to review complete copies of the Restated Certificate of Incorporation and the Amended and Restated By-laws, which we have previously filed with the SEC. See “Where You Can Find More Information.”

In addition to the three classes of preferred stock described above, our authorized capital stock consists of:

•	30,000,000 shares of Common Stock, par value $1.00 per share;

•	10,000,000 shares of Class B Common Stock, par value $1.00 per share; and

•	20,000,000 shares of Class C Common Stock, par value $1.00 per share.

As of November 30, 2023, we had issued and outstanding: (i) 8,368,993 shares of Common Stock and (ii) 1,004,696 shares of Class B Common Stock. As of November 30, 2023, there were no shares of Class C Common Stock issued and outstanding.

The issued and outstanding shares of Common Stock and Class B Common Stock are, and any shares of Common Stock or Class C Common Stock offered under this prospectus and the applicable prospectus supplement will be, upon issuance and payment therefor in accordance with the Restated Certificate of Incorporation and as described in the applicable prospectus supplement, fully paid and non-assessable.

Voting Rights

Except to the extent otherwise provided by law, holders of Common Stock, Class B Common Stock and Class C Common Stock vote together as a single voting group on any matters brought before our stockholders. Holders of Common Stock are entitled to one (1) vote per share on all such matters, while holders of Class B Common Stock are entitled to twenty (20) votes per share on all such matters and holders of Class C Common Stock are entitled to one-twentieth (1/20) vote per share on all such matters. None of our Common Stock, Class B Common Stock or Class C Common Stock possesses any cumulative voting rights under the Restated Certificate of Incorporation.

Under the Restated Certificate of Incorporation, we may not alter or change the relative rights, preferences, privileges, restrictions, dividend rights, voting powers or other powers of our Common Stock, Class B Common Stock or Class C Common Stock without approval by the holders of each class of stock to be adversely affected thereby (voting as a separate class). Such approval requires the affirmative vote of not less than two-thirds (2/3)

of all the votes entitled to be voted by the holders of each such class of stock. In the case, however, of a proposed increase in the authorized number of shares of Common Stock, Class B Common Stock or Class C Common Stock, the Restated Certificate of Incorporation requires the affirmative vote of a majority of all the votes entitled to be voted by the holders of Common Stock, Class B Common Stock and Class C Common Stock, voting together as a single class.

Dividends

General

Subject to any prior rights of holders of shares of any then-outstanding series of preferred stock, and to the provisions regarding relative dividend rights discussed below, holders of all three classes of our common stock are entitled to receive dividends when, as and if declared by our board of directors out of funds legally available therefor. See also “Description of Our Preferred Stock—Dividends.”

Relative Dividend Rights

Holders of Common Stock are entitled to receive such dividends, including stock dividends, if any, in such amounts and at such rates per share as may be declared by our board of directors out of funds legally available therefor. Holders of Class B Common Stock are entitled to receive such dividends, including stock dividends, if any, in such amounts and at such rates per share as may be declared by our board of directors out of funds legally available therefor; provided, however, that any such dividends may not exceed any such dividends declared and paid to holders of Common Stock. Dividends declared and paid to holders of Common Stock may exceed any dividends declared and paid to holders of Class B Common Stock. A dividend of shares may be declared and paid in Common Stock to holders of Common Stock and in Class B Common Stock to holders of Class B Common Stock, if the number of shares paid per share to holders of Common Stock and Class B Common Stock is the same.

Any dividends declared and paid to holders of Common Stock and Class C Common Stock must be equal in amount or value and may exceed, but not be less than, any such dividends declared and paid to holders of Class B Common Stock. Dividends of shares of Common Stock may be paid to holders of Common Stock and Class C Common Stock only, or to holders of all classes of our common stock if the number of shares paid per share to such holders is the same. Similarly, dividends of shares of Class B Common Stock may be paid to holders of Common Stock and Class C Common Stock only, or to holders of all classes of our common stock if the number of shares paid per share to such holders is the same. Dividends of shares of Class C Common Stock may be paid to holders of Common Stock and Class C Common Stock only, or to holders of all classes of our common stock if the number of shares paid per share to such holders is the same. Additionally, a dividend of shares of Common Stock may be paid to holders of Common Stock simultaneously with a dividend of shares of Class B Common Stock to holders of Class B Common Stock and a dividend of shares of Class C Common Stock to holders of Class C Common Stock, provided that the number of shares paid per share to holders of each such class is the same.

If only shares of Class B Common Stock and Class C Common Stock are outstanding, then a dividend of shares of Common Stock, Class B Common Stock or Class C Common Stock may be declared and paid to holders of Class C Common Stock only, or to holders of Class B Common Stock and Class C Common Stock if the number of shares paid per share to such holders is the same, provided that a dividend of shares of Class B Common Stock may be declared and paid to holders of Class B Common Stock while holders of Class C Common Stock receive shares of Common Stock or Class C Common Stock if the number of shares paid per share to such holders is the same. Additionally, if only shares of Class B Common Stock and Class C Common Stock are outstanding, then a dividend of shares of Common Stock or Class B Common Stock may be declared and paid to holders of Class B Common Stock only, provided that a dividend of shares of Common Stock or Class C Common Stock is declared and paid to holders of Class C Common Stock and the number of shares paid per share to such holders is the same.

If only shares of Common Stock and Class C Common Stock are outstanding, then a dividend of shares of Common Stock, Class B Common Stock or Class C Common Stock may be declared and paid to holders of Common Stock and Class C Common Stock if the number of shares paid per share to such holders is the same. Additionally, if only shares of Common Stock and Class C Common Stock are outstanding, then a dividend of shares of Common Stock may be declared and paid to holders of Common Stock and a dividend of shares of Class C Common Stock may be declared and paid to holders of Class C Common Stock if the number of shares paid per share to such holders is the same.

Preemptive Rights

Generally, holders of Common Stock, Class B Common Stock and Class C Common Stock do not have any preemptive or other rights to subscribe for additional shares of any class of our capital stock. If, in the future, we take any action that gives such rights to holders of any shares of Common Stock, Class B Common Stock or Class C Common Stock, the terms of such rights will be described in the applicable prospectus supplement.

Liquidation Rights

The Restated Certificate of Incorporation provides that, in the event of our liquidation or dissolution, or a winding up of our affairs, whether voluntary or involuntary, or in the event of our merger or consolidation, no distributions will be made to holders of any class of our common stock until after payment or provision for payment of our debts or liabilities, plus any amounts payable to holders of shares of any then-outstanding series of preferred stock. After we make such payments (or provisions therefor), holders of our Common Stock, Class B Common Stock and Class C Common Stock would be entitled to share ratably (i.e., an equal amount of assets for each share of such stock) in the distribution of our remaining assets.

Conversion Rights

Shares of Common Stock and Class C Common Stock do not possess any conversion rights. Shares of Class B Common Stock are convertible, at the option of the holder and without the payment of any additional consideration to us, into shares of Common Stock on a one share for one share basis by such holder providing written notice of the request for conversion to the Company. Shares of Class B Common Stock are not convertible into shares of Class C Common Stock.

Transferability and Public Trading Market

There are no restrictions on the transferability of shares of Common Stock, Class B Common Stock or Class C Common Stock. Our Common Stock is listed and traded on The Nasdaq Global Select Market under the symbol “COKE.” Neither our Class B Common Stock nor our Class C Common Stock is currently listed for trading on any securities exchange or authorized for quotation in an interdealer quotation system of a registered national securities association. As neither our Class B Common Stock nor our Class C Common Stock are registered, shares of such classes may be “restricted securities” under the federal securities laws, depending on certain facts and circumstances associated with such shares.

The transfer agent and registrar for our Common Stock and Class B Common Stock is Equiniti Trust Company, LLC, 48 Wall Street, Floor 23, New York, New York 10005.

Other Factors

Provision Regarding Redemption or Call of Class C Common Stock

The Restated Certificate of Incorporation specifically provides that shares of Class C Common Stock shall not be made subject to any redemption or call by us.

Stock Splits and Reverse Stock Splits

The Restated Certificate of Incorporation provides that, except for dividends of our stock, which are governed by the provisions described above, shares of Class B Common Stock outstanding at any time shall not be split up or subdivided, whether by stock distribution, reclassification, recapitalization or otherwise, so as to increase the number of shares thereof issued and outstanding, unless at the same time the shares of Common Stock are split up or subdivided in like manner, in order to maintain the same proportionate equity ownership (i.e., the same proportion of shares held by each class) between the holders of Common Stock and Class B Common Stock as existed on the record date of any such transaction.

The Restated Certificate of Incorporation also provides that, except for dividends of our stock, if shares of Common Stock and Class B Common Stock outstanding at any time are split or subdivided, whether by stock distribution, reclassification, recapitalization or otherwise, so as to increase the number of shares thereof issued and outstanding, then the shares of Class C Common Stock shall be split or subdivided in like manner, in order to maintain the same proportionate equity ownership (i.e., the same proportion of shares held by each class) among the holders of Common Stock, Class B Common Stock and Class C Common Stock as existed on the date prior to such split or subdivision. Similarly, if shares of Class C Common Stock are split or subdivided in any manner, then all other outstanding classes of our common stock shall be proportionately split or subdivided.

In the case of reverse splits, the Restated Certificate of Incorporation provides that shares of Common Stock outstanding at any time shall not be reverse split or combined, whether by reclassification, recapitalization or otherwise, so as to decrease the number of shares thereof issued and outstanding, unless at the same time the shares of Class B Common Stock are reverse split or combined in like manner, in order to maintain the same proportionate equity ownership (i.e., the same proportion of shares held by each class) between the holders of Common Stock and Class B Common Stock as existed on the record date of any such transaction.

The Restated Certificate of Incorporation also provides that if shares of Common Stock and Class B Common Stock outstanding at any time are reverse split or combined, whether by reclassification, recapitalization or otherwise, so as to decrease the number of shares thereof issued and outstanding, then the shares of all other classes of our common stock shall be reverse split or combined in like manner, in order to maintain the same proportionate equity ownership (i.e., the same proportion of shares held by each class) among the holders of Common Stock, Class B Common Stock and Class C Common Stock as existed on the date prior to such reverse split or combination. Similarly, if shares of Class C Common Stock are reverse split or combined in any manner, then all other outstanding classes of our common stock shall be proportionately reverse split or combined.

Anti-Takeover Effects of Delaware Law, the Restated Certificate of Incorporation and the Amended and Restated By-laws

Certain provisions of the DGCL, the Restated Certificate of Incorporation and the Amended and Restated By-laws may have the effect of delaying, deferring or preventing another person from acquiring control of the Company, including takeover attempts that might result in a premium over the market price for the shares of Common Stock.

Delaware Law

We are subject to the provisions of Section 203 of the DGCL regulating corporate takeovers. In general, Section 203 prohibits a publicly held Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a period of three years following the time that such stockholder became an interested stockholder, unless:

•

before the stockholder became an interested stockholder, the board of directors of the corporation approved either the transaction that would result in a business combination or the transaction which resulted in the stockholder becoming an interested stockholder;

•	upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation that was outstanding at the time the transaction commenced. For purposes of determining the number of shares outstanding, shares owned by directors who are also officers of the corporation and shares owned by employee stock plans, in specified instances, are excluded; or

•

at or after the time the stockholder became an interested stockholder, the business combination is both approved by the board of directors of the corporation and authorized at an annual or special meeting of the stockholders by the affirmative vote of at least 66 2/3% of the outstanding voting stock which is not owned by the interested stockholder.

A “business combination” is defined generally to include mergers or consolidations between a Delaware corporation and an interested stockholder, transactions with an interested stockholder involving the assets or stock of the corporation or any majority-owned subsidiary, transactions which increase an interested stockholder’s percentage ownership of stock of the corporation or any majority-owned subsidiary, and receipt by the interested stockholder of various financial benefits provided by or through the corporation or any majority-owned subsidiary. In general, an “interested stockholder” is defined as any person or entity that is the beneficial owner of 15% or more of a corporation’s outstanding voting stock or is an affiliate or associate of the corporation and was the beneficial owner of 15% or more of the outstanding voting stock of the corporation at any time within the three-year period immediately prior to the date of determination if such stockholder is an interested stockholder.

A Delaware corporation may opt out of this provision with an express provision in its original certificate of incorporation or an express provision in its certificate of incorporation or by-laws resulting from a stockholders’ amendment approved by at least a majority of the outstanding voting shares. However, we have not opted out of this provision. The application of the statute could prohibit or delay mergers or other takeover or change-in-control attempts and, accordingly, may discourage attempts to acquire us.

The Restated Certificate of Incorporation and the Amended and Restated By-laws

The Restated Certificate of Incorporation and the Amended and Restated By-laws contain the following provisions that could have the effect of delaying, deferring or preventing a change in control of the Company:

•

Amendment to the Restated Certificate of Incorporation. The Restated Certificate of Incorporation contains enhanced voting requirements for stockholders to amend certain provisions of the Restated Certificate of Incorporation.

•

Amendment to the Amended and Restated By-laws. The Amended and Restated By-laws contain enhanced voting requirements for stockholders to amend, alter, change or repeal certain provisions of the Amended and Restated By-laws.

•	Advance Notification. The Amended and Restated By-laws contain advance notice requirements for stockholder proposals and director nominations.

•

Issuance of Preferred Stock. The Restated Certificate of Incorporation gives our board of directors the authority to issue, without stockholder approval, preferred stock with designations and rights that the board may determine.

•	No Cumulative Voting. Neither the Restated Certificate of Incorporation nor the Amended and Restated By-laws provide for cumulative voting in the election of directors.

Limitations of Liability and Indemnification of Directors and Officers

Section 145 of the DGCL provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, other than an action by or in the right of the corporation, by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person’s conduct was unlawful, except that, in the case of an action by or in the right of the corporation, no indemnification may be made in respect of any claim, issue or matter as to which such person is adjudged to be liable to the corporation, unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought determines upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court deems proper. The Amended and Restated By-laws provide that we will indemnify our directors and officers to the fullest extent permitted by law.

Section 102(b)(7) of the DGCL permits a corporation to include a provision in its certificate of incorporation eliminating or limiting the personal liability of a director or officer to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director or officer, provided that such provision shall not eliminate or limit the liability of (i) a director or officer for any breach of the director’s or officer’s duty of loyalty to the corporation or its stockholders; (ii) a director or officer for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) a director for unlawful payment of dividends or purchase or redemption of shares; (iv) a director or officer for any transaction from which the director or officer derived an improper personal benefit; or (v) an officer in any action by or in the right of the corporation. The Restated Certificate of Incorporation contains a provision which eliminates the personal liability of our directors and officers for monetary damages for breach of fiduciary duty to the fullest extent permitted by the DGCL.

Section 145 of the DGCL also permits a corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation. We maintain directors’ and officers’ liability insurance for our directors and officers, as permitted in the Amended and Restated By-laws.

PLAN OF DISTRIBUTION

We or any selling security holder may sell the securities being offered hereby from time to time:

•	to or through one or more underwriters or dealers;

•	through one or more agents;

•	directly to purchasers; or

•	through a combination of these methods.

The prospectus supplement with respect to each offering of securities will set forth the specific plan of distribution and the terms of the offering, including:

•	the names of any underwriters, dealers or agents;

•	the purchase price or initial public offering price of the securities;

•	the net proceeds from the sale of the securities;

•	the use of the net proceeds;

•	any delayed delivery arrangements;

•	any underwriting discounts, commissions and other items constituting underwriters’ compensation;

•	any discounts or concessions allowed or re-allowed or paid to dealers; and

•	any commissions paid to agents.

If any securities are sold pursuant to this prospectus by any person other than us, we will disclose as part of a prospectus supplement required information with respect to each selling security holder, including the selling security holder’s name, the nature of any material relationship the selling security holder has had with us or any of our affiliates during the three years preceding such offering, the amount of securities of the class the selling security holder owns prior to the offering, the amount to be offered for the selling security holder’s account, and the amount and (if 1% or more) the percentage of the class to be owned by the selling security holder after completion of the offering.

We or any selling security holder may designate agents to solicit purchases for the period of their appointment and to sell securities on a continuing basis, including pursuant to “at the market offerings.”

We or any selling security holder may offer these securities to the public through underwriting syndicates represented by managing underwriters or through underwriters without a syndicate. If underwriters are used, we or any selling security holder will enter into an underwriting agreement with the underwriters at the time of the sale of the securities and the securities will be acquired by the underwriters for their own accounts. The underwriters may resell the securities in one or more transactions, including negotiated transactions at a fixed public offering price or at varying prices determined at the time of sale. Unless otherwise indicated in the applicable prospectus supplement, the obligations of the underwriters to purchase the securities will be subject to customary conditions precedent and the underwriters will be obligated to purchase all of the offered securities if any of the securities are purchased. Underwriters may sell securities to or through dealers, and the dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agent. Any initial public offering price and any discounts or concessions allowed or re-allowed or paid to dealers may be changed from time to time.

Underwriters and agents may from time to time purchase and sell the securities described in this prospectus and the applicable prospectus supplement in the secondary market, but they are not obligated to do so. No assurance can be given that a secondary market for the securities will develop or that adequate liquidity will exist in the secondary market if one develops. From time to time, underwriters and agents may make a market in the securities, but they are not required to do so.

In order to facilitate the offering of the securities, the underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of the securities or of any other securities the price of which may be used to determine payments on the securities. Specifically, the underwriters may over-allot in connection with an offering, creating a short position in the debt securities for their own accounts. In addition, to cover over-allotments or to stabilize the price of the securities or of any other securities, the underwriters may bid for, and purchase, the securities or any other securities in the open market. Finally, in any offering of the securities through a syndicate of underwriters, the underwriting syndicate may reclaim selling concessions allowed to an underwriter or a dealer for distributing the securities in the offering, if the syndicate repurchases previously distributed securities in transactions to cover syndicate short positions, in stabilization transactions or otherwise. Any of these activities may stabilize or maintain the market price of the securities above independent market levels. The underwriters are not required to engage in these activities, and they may suspend or terminate any of these activities at any time.

Underwriters named in an applicable prospectus supplement are, and dealers and agents named in an applicable prospectus supplement may be, deemed to be “underwriters” within the meaning of the Securities Act in connection with the securities offered thereby, and any discounts or commissions they receive from us or any selling security holder and any profit on their resale of the securities may be deemed to be underwriting discounts and commissions under the Securities Act. We or any selling security holder may have agreements with the underwriters, dealers or agents to indemnify them against certain civil liabilities, including liabilities under the Securities Act, or to contribute with respect to payments they may be required to make. Underwriters, dealers or agents and their respective affiliates may be customers of, engage in transactions with, or perform services for us or our subsidiaries and affiliates in the ordinary course of business.

If indicated in an applicable prospectus supplement, we or any selling security holder may authorize dealers acting as agents for us or any selling security holder to solicit offers from some institutions to purchase the securities offered thereby at the public offering price given therein under “Delayed Delivery Contracts” providing for payment and delivery on the date or dates stated therein. Each contract will be for an amount not less than, and the aggregate principal amount of securities sold under the contracts will not be less nor more than, the respective amounts stated in the applicable prospectus supplement. Institutions with whom contracts, when authorized, may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and other institutions, but will in all cases be subject to approval by us or any selling security holder. The Delayed Delivery Contracts will be subject only to those conditions set forth in the applicable prospectus supplement or any related free writing prospectus, and the applicable prospectus supplement or any related free writing prospectus will set forth any commissions we or any selling security holder pay for solicitation of such contracts.

One or more firms, referred to as “remarketing firms,” may also offer or sell the securities, if the applicable prospectus supplement so indicates, in connection with a remarketing arrangement upon their purchase. Remarketing firms will act as principals for their own accounts or as agents for us or any selling security holder. These remarketing firms will offer or sell the securities in accordance with a redemption or repayment pursuant to the terms of the securities. The applicable prospectus supplement will identify any remarketing firm and the terms of its agreement, if any, with us or any selling security holder and will describe the remarketing firm’s compensation. Remarketing firms may be deemed to be underwriters in connection with the securities they remarket. Remarketing firms may be entitled under agreements that may be entered into with us or any selling security holder to indemnification by us or any selling security holder against and contribution toward certain civil liabilities, including liabilities under the Securities Act, and the remarketing firms and their respective affiliates may be customers of, engage in transactions with, or perform services for us or our subsidiaries and affiliates in the ordinary course of business.

Unless indicated in the applicable prospectus supplement, we do not expect to apply to list any series of debt securities on a securities exchange. Any Common Stock sold pursuant to this prospectus and the applicable prospectus supplement will be listed on The Nasdaq Global Select Market.

In addition, we or any selling security holder may sell any securities covered by this prospectus in private transactions, and any selling security holder may sell under Rule 144 of the Securities Act, rather than pursuant to this prospectus.

Under Rule 15c6-1 of the Exchange Act, trades in the secondary market generally are required to settle in two business days, unless the parties to any such trade expressly agree otherwise. Beginning May 28, 2024, pursuant to the recent amendments to Rule 15c6-1 that are scheduled to become effective on such date, trades in the secondary market will generally be required to settle in one business day, unless the parties to any such trade expressly agree otherwise. The applicable prospectus supplement may provide that the original issue date for your securities may be more than the number of business days specified in Rule 15c6-1 after the trade date for your securities.

LEGAL MATTERS

The legality of the securities offered by this prospectus will be passed upon for us by Moore & Van Allen PLLC, Charlotte, North Carolina. If legal matters in connection with offerings made pursuant to this prospectus are passed upon by counsel for underwriters, dealers or agents, if any, such counsel will be named in the prospectus supplement relating to such offering.

EXPERTS

The consolidated financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this prospectus by reference to the Annual Report on Form 10-K for the fiscal year ended December 31, 2022 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-3 relating to the securities covered by this prospectus. This prospectus is a part of the registration statement and does not contain all of the information in the registration statement. Any statement made by us in this prospectus concerning a contract, agreement or other document of ours is not necessarily complete, and you should read the documents that are filed as exhibits to the registration statement and the documents that we reference below under the heading “Information Incorporated by Reference” for a more complete understanding of the contract, agreement or other document. Each such statement is qualified in all respects by reference to the contract, agreement or other document to which it refers.

We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may obtain any document we file through the SEC’s website at www.sec.gov. Our SEC filings are also available on our website at www.cokeconsolidated.com. The information on our website or linked to or from our website is not incorporated by reference into, and does not constitute a part of, this prospectus or any applicable prospectus supplement.

INFORMATION INCORPORATED BY REFERENCE

The SEC allows us to “incorporate by reference” information into this prospectus and any applicable prospectus supplement, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be part of this prospectus and any applicable prospectus supplement, and information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below that we previously filed with the SEC and all documents that we subsequently file with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (File No. 000-09286) prior to the termination of the offering of the securities described in this prospectus (other than, in each case, any portion of these documents deemed to have been “furnished” and not “filed” with the SEC, including any exhibits related thereto):

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2022;

•	our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2023, June 30, 2023 and September 29, 2023;

• our Current Reports on Form 8-K filed on May 12, 2023 and December 5, 2023; and

•

the description of our Common Stock contained in Exhibit 4.1 to our Annual Report on Form 10-K for the fiscal year ended December 29, 2019, including any amendment or report filed for the purpose of updating such description.

Any statement contained herein or in any document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus or any applicable prospectus supplement to the extent that a statement contained in this prospectus, or in any subsequently filed document which also is or is deemed to be incorporated by reference into this prospectus, modifies or supersedes such earlier statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

We will provide without charge to each person, including any beneficial owner, to whom a copy of this prospectus is delivered, upon written or oral request of any such person, a copy of any or all of the information that has been incorporated by reference into this prospectus but not delivered with the prospectus, excluding exhibits to a document unless an exhibit has been specifically incorporated by reference into that document. Such requests should be directed to the attention of our Secretary at the following address and telephone number:

Coca-Cola Consolidated, Inc.

4100 Coca-Cola Plaza

Charlotte, North Carolina 28211

Telephone: (980) 392-8298

666,147 Shares

Coca-Cola Consolidated, Inc.

Common Stock

PROSPECTUS SUPPLEMENT

December 14, 2023